SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2008

ZINGO, INC.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-24459	71-0915828

(State or Other Jurisdiction	(Commission	( I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

420 N. Nellis Blvd., Suite A3-146, Las Vegas, Nevada 89110

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (866) 946-4648

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01. Entry into a Material Definitive Agreement.

License Agreement for Hybrid Technology’s Lithium Ion Battery Technology

Effective April 15, 2008, we entered into a License Agreement (the “License Agreement”) with Hybrid Technologies, Inc. (“Hybrid”) providing for Hybrid’s license to us of Hybrid’s patent applications and technologies for rechargeable lithium-ion batteries for hybrid vehicles and other applications (“Licensed Products”).

Under the License Agreement, Hybrid has the right to purchase its requirements of lithium ion batteries from us, and its requirements of lithium ion batteries shall be supplied in preference to, and on a priority basis as compared with, supply and delivery arrangements in effect for our other customers. Hybrid’s cost for lithium ion batteries purchased from us is our actual manufacturing costs for such batteries for our fiscal quarter in which Hybrid’s purchase takes place.

We have agreed to invest a minimum of $1,500,000 in each of the next two years in development of the technology for the Licensed Products.

Effective April 16, 2008, we will lease approximately 5,000 square feet of space (“Leased Space”) in Hybrid’s North Carolina facility, such Leased Space to be suitable for, and utilized by us for, our developmental and manufacturing operations for Licensed Products pursuant to the License Agreement. The Leased Space is leased by Hybrid to us on a month-to-month basis at a monthly rental of $2,500, the monthly rental to be escalated five (5%) percent annually. Effective April 16, 2008, Hybrid also sold us for the purchase price of $29,005, specified equipment and supplies related to the Licensed Field.

FOR THE FULL TERMS OF THE LICENSE AGREEMENT DISCUSSED ABOVE, PLEASE REFER TO THE COPY OF THIS AGREEMENT FILED AS AN EXHIBIT WITH THIS REPORT.

Item 5.01 Changes in Control of Registrant.

Following the Closing on April 18, 2008 of the purchase of 80,000,000 shares of our common stock by Blue Diamond Investments Inc. (“Blue Diamond”), 51A Dean Street, Belize City, Belize, from Hybrid Technologies, Inc., Blue Diamond owned approximately 69% of our outstanding common stock and a majority of the voting power of our outstanding stock.

The President and sold stockholder of Blue Diamond is Andrew Godfrey, whose address is 51A Dean Street, Belize City, Belize.

The consideration furnished by Blue Diamond was $215,000.

The source of funds used by Blue Diamond to acquire control of the Company was from the corporate funds of Blue Diamond.

It is the intention of the controlling stockholder of the Company to designate a majority of our directors.

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Director

Effective April 15, 2008, Ms. Holly Roseberry resigned as a director.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

No.	Description of Exhibit

10.5	License Agreement, dated April 15, 2008, between the Company and Hybrid Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934,the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZINGO, INC. (Registrant)

Date: April 21, 2008	By:	/s/ Holly Roseberry
Holly Roseberry
Title: Chief Executive Officer